Exhibit 3.2

FOURTH AMENDED AND RESTATED BYLAWS

OF

SOCIETAL CDMO, INC.

ARTICLE I — OFFICES

Section 1-1. Registered Office. The registered office of Societal CDMO, Inc. (the “Corporation”) shall be located within the Commonwealth of Pennsylvania at such place as the board of directors (the “Board of Directors”) shall determine from time to time, which location currently is 1 E. Uwchlan Ave, Suite 112, Exton, Pennsylvania 19341.

Section 1-2. Other Offices. The Corporation shall have such other offices at such places, within or without the Commonwealth of Pennsylvania, as the Board of Directors may determine from time to time.

ARTICLE II — MEETINGS OF SHAREHOLDERS;

ANNUAL FINANCIAL STATEMENTS

Section 2-1. Place of Meetings of Shareholders. All meetings of shareholders may be held at such geographic locations, within or without the Commonwealth of Pennsylvania, as may be designated from time to time by the Board of Directors or, if so designated by the Board of Directors, by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders, pose questions to the Board of Directors, make appropriate motions and comment on the business of the meeting. If no such geographic location is so designated and the Board of Directors does not determine to hold a meeting by means of electronic technology rather than at a geographic location, meetings of the shareholders shall be held at the executive office of the Corporation, wherever situated.

Section 2-2. Annual Meeting of Shareholders.

(a) Time. A meeting of the shareholders of the Corporation shall be held in each calendar year at such date and time as the Board of Directors may designate.

(b) Election of Directors. At such annual meeting, the shareholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting as set forth in Section 2-2(c).

(c) Business to be Transacted. No business may be transacted at an annual meeting of the shareholders, other than business that is (i) specified in the notice of meeting (or any supplement thereto) provided by or at the direction of the Board of Directors (or any duly authorized committee there); (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation who (1) is a shareholder of record on the record date of the giving of the notice of such meeting and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (2) complies with the substantive and procedural requirements set forth in Section 2-12 hereof.

Section 2-3. Special Meetings of Shareholders. Except as expressly required by the Pennsylvania Business Corporation Law of 1988, as amended (the “PBCL”), special meetings of the shareholders may be called at any time only by a majority of the directors then in office.

Section 2-4. Notices of Meetings of Shareholders. Written notice of any meeting of shareholders shall be given by, or at the direction of, the Secretary or other authorized person to each shareholder of record entitled to vote at the meeting at least five days prior to the day named for the meeting; provided, that notice shall be given at least ten days prior to the day named for a meeting to consider a fundamental change under Chapter 19 of the PBCL. Such notices may be given by, or at the direction of, the Secretary or other authorized person. If the Secretary or other authorized person neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the general nature of the business to be transacted.

Section 2-5. Conduct of Meetings of Shareholders.

(a) Presiding Officer. There shall be a presiding officer at every meeting of the shareholders. The presiding officer shall be appointed by, or in the manner authorized by, the Board of Directors; provided that if a presiding officer is not designated by, or in the manner authorized by, the Board of Directors, the President shall be the presiding officer.

(b) Authority of Presiding Officer. Except as prescribed by the Board of Directors, the presiding officer shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting of the shareholders.

(c) Procedural Standard. Any action by the presiding officer in adopting rules for, and in conducting, a meeting of the shareholders shall be fair to the shareholders.

(d) Closing of the Polls. The presiding officer shall announce at the meeting of the shareholders when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.

Section 2-6. Quorum of and Action by Shareholders.

(a) General Rule. Except as provided in Sections 2-6(c) and 2-7(b) hereof, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purpose of consideration and action on the matter. A duly called meeting of shareholders shall not be organized for the transaction of business unless a quorum is present. To the extent that a quorum is present with respect to consideration of and action on a particular matter or matters but a quorum is not present as to another matter or matters, consideration of and action on the matter or matters for which a quorum is present may occur and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present.

(b) Action by Shareholders. At all meetings of shareholders for the election of directors a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise specifically provided in the PBCL or in the Second Amended and Restated Articles of Incorporation of the Corporation (the “Restated Articles”), all other elections and corporate actions to be taken by vote of the shareholders of the Corporation shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon at a duly organized meeting of shareholders and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class at such meeting. The shareholders of the Corporation may act only at a duly organized meeting.

(c) Withdrawal. The shareholders present at a duly organized meeting can continue to do business until adjournment on matters for which a quorum was present, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 2-7. Adjournments.

(a) General Rule. Any annual or special meeting of the shareholders, including one at which directors are to be elected, which cannot be organized due to a lack of a quorum, may be adjourned for such period and to such place as the presiding officer of the meeting or a majority of the shareholders present and entitled to vote shall direct, except that any meeting at which directors are to be elected shall be adjourned only from day to day or for such longer periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct.

(b) Election of Directors at Adjourned Meeting. Those shareholders entitled to vote who attend a meeting of shareholders at which directors are to be elected that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in Section 2-6(a) hereof, shall nevertheless constitute a quorum for the purpose of electing Directors.

(c) Conduct of Other Business at Adjourned Meetings. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least 15 days because of an absence of a quorum, although less than a quorum as fixed in Section 2-6(a) hereof, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

(d) Notice of an Adjourned Meeting. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 2-8. Voting List.

(a) Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof; provided, however, that the Corporation shall not be required to produce or make available to its shareholders a list of shareholders in connection with any meeting of its shareholders for which a judge or judges of election are appointed, but such list must be furnished to the judge or judges of election.

(b) Effect of List. Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof within the Commonwealth of Pennsylvania, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders, subject to any provision of the Restated Articles that results in any shares being not entitled to be voted.

Section 2-9. Voting and Proxies.

(a) Voting. Except as otherwise specifically provided by the PBCL or the Restated Articles, all matters properly coming before the meeting shall be determined by a vote of shares.

(b) Proxies. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the shareholder by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of, the shareholder. Every proxy shall be executed or authenticated by the shareholder or by such shareholder’s duly authorized attorney-in-fact and filed with or transmitted to the Secretary of the Corporation or its designated agent. A shareholder or such shareholder’s duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for such shareholder by proxy. A proxy, unless coupled with an interest shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation or the Secretary’s designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation or its designated agent.

Section 2-10. Judges of Election. In advance of any meeting of shareholders of the Corporation, the Board of Directors may appoint one or three judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint one or three judges of election at the meeting. In case any person appointed as a judge of election fails to appear or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting or at the meeting by the presiding officer. A person who is a candidate for office to be filled at the meeting shall not act as a judge of election. The judges of election shall (a) determine the number of shares outstanding and the voting power and entitlement of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, (b) receive votes or ballots, (c) hear and determine all challenges and questions in any way arising in connection with the right to vote, (d) count and tabulate all votes, and (e) determine the result and do such acts as may be proper to conduct the election or vote. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all. On request of the presiding officer of the meeting or of any shareholder, the judges of election shall make a report in writing of any challenge, question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by the judges shall be prima facie evidence of the facts stated therein.

Section 2-11. Participation in Meetings by Electronic Means. Unless expressly permitted by the Board of Directors and provided in the notice of a shareholder meeting, no person may participate in a meeting of the shareholders by means of conference telephone or other electronic means.

Section 2-12. Notice of Business at Meetings of Shareholders.

(a) Recommendations of nominees for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors (or an authorized committee thereof), or (iii) by any shareholder of the Corporation present in person at the meeting who (1) was a shareholder of record at the time of giving of notice provided for in this Section 2-12 and, at the time of an annual meeting, (2) is entitled to vote at the meeting, (3) has owned beneficially at least 1% of the Corporation’s common stock for a continuous period of not less than twelve months before making such recommendation or providing notice of its intent to propose business at the annual meeting, and (4) complies with the notice procedures set forth in this Section 2-12 as to such proposals or nominations. Clause (iii) in the foregoing sentence provides the exclusive means for a shareholder to make recommendations for director nominations or submit proposals of other business (other than matters properly brought under Rule 14a- 8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of shareholders. In addition, any business proposed by a shareholder to be considered by the shareholders at an annual meeting of shareholders must be a proper matter for shareholder action under the PBCL and the Restated Articles. For purposes of this section, “present in person” shall mean that the shareholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such proposing shareholder, appear at such meeting. A “qualified representative” of such proposing shareholder shall be, if such proposing shareholder is (A) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (B) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company, or (C) a trust, any trustee of such trust.

(b) Notice of any recommendation of a nominee for election or reelection as a director and the proposal of other business to be considered by the shareholders at an annual meeting of shareholders (the “next annual meeting”) must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of the shareholders. The notice shall be hand-delivered or mailed by certified or registered mail, return receipt requested.

(c) The notice shall be in writing and shall contain:

(i) as to each person whom the shareholder recommends for nomination for election or reelection as a director, (1) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (2) a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each recommended nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant, (3) a description of all relationships between the proposed nominee and the recommending shareholder and the beneficial owner, if any, and of any agreements, arrangements and understandings between the recommending shareholder and the beneficial owner, if any, and the recommended nominee regarding the nomination, (4) a description of all relationships between the recommended nominee and any of the Corporation’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Corporation, and (5) a completed and signed questionnaire, representations and agreement required by this Section 2-12. The notice shall be accompanied by a written consent of each recommended nominee to: (A) provide, within such time period specified by the Corporation, (i) all information necessary to enable the Corporation to respond fully to any suitability inquiry conducted under the executive, administrative, judicial and/or legislative rules, regulations, laws and orders of any jurisdiction to which the Corporation is then subject, (ii) a multijurisdictional personal disclosure form in the form customarily submitted by officers and directors of the Corporation, and (iii) such additional information concerning the recommended nominee as may reasonably be required by the Board of Directors to determine the eligibility of such recommended nominee to serve as an independent director of the Corporation, that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee, and (B) a background check to confirm the qualifications and character of the recommended nominee, and to make such other determinations as the Board of Directors may deem appropriate or necessary;

(ii) as to any business other than a recommendation for nomination of a director or directors that the shareholder proposes to bring before the meeting, set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and beneficial owner, if any, in such business, (2) a description of all contracts, arrangements, understandings and relationships between such shareholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such shareholder and (3) the text of the proposal or business (including the text of any resolutions proposed for consideration); and

(iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation for nomination or proposal is made, (1) the name and address of such shareholder, as they appear on the Corporation’s books, the telephone number of such shareholder, and the name, address and telephone number of such beneficial owner, if any, (2)(A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned of record by such shareholder and beneficially by such beneficial owner and the time period such shares have been held, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or beneficial owner, if any, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, agreement, arrangement, understanding or relationship pursuant to which such shareholder or beneficial owner, if any, has a right to vote any shares of any security of the Corporation or has granted any such right to any person or persons, (D) any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of the

Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s immediate family sharing the same household (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than ten days after the record date for the meeting to disclose such ownership as of the record date), (H) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (I) any material pending or threatened legal proceeding in which such shareholder or beneficial owner is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (J) any direct or indirect material interest in any material contract or agreement of such shareholder or beneficial owner with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (3) a representation that such shareholder and beneficial owner, if any, intend to be present in person at the meeting, (4) a representation that such shareholder and such beneficial owner, if any, intend to continue to hold the reported shares, Derivative Instruments or other interests through the date of the Corporation’s next annual meeting of shareholders, and (5) a completed and signed questionnaire, representations, consent and agreement required elsewhere in this Section 2-12. For purposes of satisfying the requirements of clause (2) of this paragraph with respect to a beneficial owner, the beneficial owner shall supply to the Corporation either (x) a statement from the record holder of the shares, Derivative Instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, Derivative Instruments or other interests have been held by such beneficial owner, or (y) a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the beneficial owner, together with a statement of the length of time that the shares, Derivative Instruments or other interests have been held. If a recommendation is submitted by a group of two or more shareholders, the information regarding the recommending shareholders and beneficial owners, if any, must be submitted with respect to each shareholder in the group and any beneficial owners.

(d) A shareholder shall update and supplement its notice to the Corporation of any recommendation for nomination or of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be hand-delivered or mailed by certified or registered mail, return receipt requested, and received by, the Secretary at the principal executive offices of the Corporation not later than: (i) in the case of the update and supplement required to be made as of the record date, five business days after the record date for notice of the meeting; and (ii) in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof, not later than eight business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed).

(e) Notwithstanding anything in this Section 2-12 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased board of directors at least seventy days prior to the first anniversary of the preceding annual meeting, a shareholder’s notice required by this Section 2-12 shall also be considered timely, but only with respect to recommended nominees for any new positions created by such increase, if it shall be hand-delivered or mailed by certified or registered mail, return receipt requested, and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement naming all of the nominees for director or specifying the size of the increased board of directors is first made by the Corporation.

(f) To be eligible for consideration to be nominated for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice of a nomination under this Section 2-12) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), the written consent described in the last sentence of Section 2-12(c)(iii), and the written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(g) The presiding officer may, if the facts warrant, determine and declare to the meeting that any nomination proposed to be recommended or made or proposal of business to be presented at the meeting did not comply with the foregoing procedures and, in such event, the recommended or proposed nomination or proposal of business (as applicable) shall be disregarded.

(h) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Shareholder recommendations of proposed nominees to stand for election to the Board of Directors at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (or any supplement thereto) will be considered by the Board of Directors provided that the recommending shareholder: (i) is a shareholder of record at the time of giving of notice provided for in this Section 2-12 and at the time of the special meeting, (ii) is entitled to vote at the special meeting, (iii) has owned beneficially at least 1% of the Corporation’s common stock for a continuous period of not less than twelve months before giving the notice making such recommendation and (iv) complies with the notice procedures set forth in this Section 2-12 as to such nomination, including the procedures regarding updating and supplementing notices (other than with respect to timing requirements, which shall be governed by the next sentence). A shareholder’s notice with respect to any such nominee recommendation (including the completed and signed questionnaire, representations, consent and agreement required elsewhere in this Section 2-12) shall be hand-delivered or mailed by certified or registered mail, return receipt requested, and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the sixtieth day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than seventy days prior to the date of such special meeting, then not later than the close of business on the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above. The chairman of a special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2-12 and, if the chairman should so determine, any such business not properly brought before the meeting shall not be transacted.

(i) Nothing in this Section 2-12 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(j) For purposes of this Section 2-12, the term “public announcement” shall mean disclosure by means of any method or combination of methods compliant with Regulation FD under the Exchange Act.

ARTICLE III — BOARD OF DIRECTORS

Section 3-1. Board of Directors.

(a) General Powers. Except as otherwise provided by law and these Bylaws, all powers vested by law in the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

(b) Number. Except as otherwise fixed by or pursuant to the provisions of the Restated Articles relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors of the Corporation constituting the whole board and the number of directors constituting each class of directors as provided in Section 3-1(c) shall be fixed (and may be changed from time to time) solely by resolution of the Board of Directors.

(c) Classes of Directors. Subject to the rights of holders of any series of any class or series of stock having a preference over the common stock as to dividends or upon liquidiation to elect additional directors under specified circumstances, the Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The allocation of directors among classes shall be determined by resolution of the Board of Directors.

(d) Term. The members of each class of the Board of Directors are to be elected for staggered terms. The term of office of at least one class shall expire in each year. Each director shall hold office for a term ending on the date of the third annual meeting of shareholders following the annual meeting of shareholders at which such director was elected and until the election and qualification of his or her successor or until such director’s earlier death, resignation or removal; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of shareholders held after the effectiveness of these Bylaws; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of shareholders held after the effectiveness of these Bylaws; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of shareholders held after the effectiveness of these Bylaws.

(e) Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of the Restated Articles relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other case shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any directors elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(f) Removal. Subject to the rights of any class or series of stock having preference over the common stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office by the shareholders only with cause by the affirmative vote of the holders of seventy-five percent (75%) of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. In case a director or class of directors or the entire Board of Directors is so removed, new directors may be elected at the same meeting or in the same consent.

(g) Qualification. Each director of the Corporation shall be a natural person at least 18 years of age and need not be a resident of the Commonwealth of Pennsylvania or a shareholder of the Corporation.

Section 3-2. Place of Meetings. Meetings of the Board of Directors may be held at such place within or without the Commonwealth of Pennsylvania as a majority of directors in office may designate from time to time or as may be designated in the notice of the meeting.

Section 3-3. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of the shareholders, at the place where such meeting of the shareholders is held or at such other time and place as the Board of Directors in office after the annual meeting of shareholders may designate. At such meeting, the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the time and place of other regular meetings of the Board.

Section 3-4. Special Meetings. Special meetings of the Board of Directors shall be held whenever ordered by the Chairman of the Board, if any, by the President, by a majority of the executive committee, if any, or by a majority of the directors in office.

Section 3-5. Participation in Meetings by Electronic Means. Any director may participate in any meeting of the Board of Directors or of any committee (provided such director is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which such director might be entitled were such director personally in attendance, including the right to vote, or any other rights attendant to presence in person at such meeting, by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other.

Section 3-6. Notices of Meetings of Board of Directors.

(a) Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same is rescheduled to be held at other than the time and place for holding such meeting as fixed in accordance with Section 3-2 hereof, in which event two days’ notice complying with Article VI of these Bylaws shall be given of the time and place of such meeting.

(b) Special Meetings. Notice complying with Article VI of these Bylaws shall be sufficient if given at least one day in advance of the time fixed for any special meeting of the Board of Directors.

Section 3-7. Quorum; Action by the Board of Directors. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. If there is no quorum present at a duly convened meeting of the Board of Directors, the majority of those present may adjourn the meeting from time to time and place to place.

Section 3-8. Action by Unanimous Consent. Any action required or permitted to be taken at a meeting of the Board of Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if a consent or consents to the action are signed, before, on or after the effective date of the action, by all of the directors in office (or members of the committee with respect to committee action) on the date the first consent is signed, which consent shall be filed with the Secretary of the Corporation. For purposes of this Section 3-8, a consent may be given by means of a physical written copy or may be transmitted by facsimile transmission, e-mail or similar electronic communications technology; provided that the means of giving consent shall enable the Corporation to keep a record of the consents. In addition to other means of filing with the Secretary, insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Consents by all of the directors or committee members, as the case may be, given pursuant to this Section 3-8 may be signed in any number of counterparts and shall be deemed effective as of the date set forth therein or, if no date is set forth therein, as of the date consents of all the directors are received by or on behalf of the Corporation.

Section 3-9. Committees.

(a) Establishment and Powers. The Board of Directors of the Corporation may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Corporation. Any committee, to the extent provided in the applicable resolution of the Board of Directors or in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors and may adopt such charter or governing provisions as are consistent with the resolution forming such committee, except as may be limited by the PBCL. If the Board of Directors has an executive committee, the executive committee may take action upon a subject matter committed by these Bylaws or resolution of the Board of Directors to another committee of the Board of Directors unless these Bylaws, the Restated Articles, or a resolution adopted by the Board of Directors expressly provides that another committee shall have the exclusive authority among the committees of the Board of Directors with respect to such subject matter.

(b) Alternate Members. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purpose of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

(c) Term. Each committee of the Board of Directors and the members thereof shall serve at the pleasure of the Board of Directors.

(d) Status of Committee Action. The term “Board of Directors” or “Board,” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the Board of Directors, shall be construed to include and refer to any executive or other committee of the Board of Directors. Any provision of these Bylaws relating or referring to action to be taken by the Board of Directors or the procedure required therefor shall be satisfied by the taking of corresponding action by a committee of the Board of Directors to the extent authority to take the action has been delegated to the committee pursuant to this Section 3-9.

Section 3-10. Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services as directors, and a director may be a salaried employee of the Corporation.

ARTICLE IV — OFFICERS

Section 4-1. Election and Office. The Corporation shall have a President, a Secretary and a Treasurer and such other officers and assistant officers as the Board of Directors may appoint from time to time. The Board of Directors may elect as additional officers a Chairman of the Board, one or more Vice Chairmen of the Board, one or more Vice Presidents, and one or more other officers or assistant officers. Any number of offices may be held by the same person. The officers of the Corporation shall be natural persons of the age of 18 years or older. The Treasurer may be a corporation, but if a natural person shall be of the age of 18 years or older.

Section 4-2. Term. The officers and assistant officers shall be appointed annually by either the chief executive officer or by the Board of Directors. Each officer shall hold office for a term of one year and until a successor has been appointed and qualified or until his or her earlier death, resignation or removal. In addition, the Board of Directors may appoint officers or fill any vacancies among the officers, or any newly created offices, at any time or from time to time.

Section 4-3. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. Unless otherwise determined by the Board of Directors, the President shall be the chief executive officer of the Corporation unless the Chairman of the Board is serving as chief executive officer, in which event the President shall be chief operating officer of the Corporation. In the exercise of these duties and subject to the actions of the Board of Directors, the President may appoint, suspend, and discharge employees, agents and assistant officers, fix the compensation of all officers and assistant officers, shall preside at all meetings of the shareholders at which the President shall be present and (unless there is a Chairman of the Board or the President is not a director) shall preside at all meetings of the Board of Directors at which the President shall be present. The President shall also do and perform such other duties as from time to time may be assigned to the President by the Board of Directors.

Unless otherwise determined by the Board of Directors or as otherwise provided in the Restated Articles, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which this Corporation may hold stock and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised. The President shall also have the right to delegate such power.

Section 4-4. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors and the shareholders, in books provided for that purpose, and for the giving and serving of all notices for the Corporation. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to the Secretary by the Board of Directors or the President. The minute books of the Corporation may be held by a person other than the Secretary.

Section 4-5. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to received by the Corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the Board of Directors may from time to time designate; shall, whenever so required by the Board of Directors, render an account showing all transactions as treasurer, and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Directors or the President.

Section 4-6. Powers and Duties of the Chairman of the Board. Unless otherwise determined by the Board of Directors, the Chairman of the Board, if any, shall preside at all meetings of Board the Directors. The Chairman of the Board shall have such other powers and perform such further duties as may be assigned to such officer by the Board of Directors, including, without limitation, acting as chief executive officer of the Corporation. To be eligible to serve, the Chairman of the Board must be a director of the Corporation.

Section 4-7. Powers and Duties of Certain Other Officers. Unless otherwise determined by the Board of Directors, each Vice Chairman, Senior Vice President, Vice President and each assistant officer shall have the powers and perform the duties of such officer’s respective superior officer, except to the extent such powers and duties are limited by the President, such superior officer or the Board of Directors. Senior Vice Presidents, Vice Presidents and assistant officers shall have such rank as may be designated by the Board of Directors or the President, with Senior Vice Presidents serving as superior officers to Vice Presidents. One or more Senior Vice Presidents and Vice Presidents may be designated as having responsibility for a specific area of the Corporation’s affairs, in which event such Senior Vice President or Vice President shall be superior to the other Senior Vice Presidents or Vice Presidents, respectively, in relation to matters within such officer’s area. The President shall be the superior officer of the Senior Vice Presidents and Vice Presidents. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

Section 4-8. Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other person from time to time.

Section 4-9. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring for any reason.

Section 4-10. Removal of Officers. Any officer or agent of the Corporation, whether appointed by the Board of Directors or the President, may be removed by the Board of Directors with or without cause. Any officer appointed by the President may be removed by the President with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Appointment of an officer or agent shall not of itself create contract rights.

ARTICLE V — CAPITAL STOCK

Section 5-1. Share Certificates. To the extent shares of the Corporation are certificated, such certificates shall be in such form as approved by the Board of Directors, and shall state the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. Unless otherwise provided by the Board of Directors, every such share certificate shall be signed by two officers and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a registrar, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any such share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued with the same effect as if the officer had not ceased to be such at the date of its issue.

Section 5-2. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation (i) in the case of certificated shares, upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be canceled at the time of the transfer, or (2) in the case of uncertificated shares, upon delivery to the Corporation of a written instruction directing the Corporation to register such transfer, in each case endorsed or signed, as the case may be, by the person named in the certificate or owning the unceriticated security or by an attorney lawfully constituted in writing.

Section 5-3. Determination of Shareholders of Record.

(a) Fixing Record Date. The Board of Directors of the Corporation may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting. Except in the case of an adjourned meeting, the record date shall be not more than ninety days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled to notice of and to vote at any such meeting, notwithstanding any transfer of shares on the books of the Corporation after any record date fixed as provided in this subsection. The Board of Directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

(b) Determination when No Record Date Fixed. If a record date is not fixed:

(i) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(ii) The record date for determining shareholders entitled to: (A) call a meeting of the shareholders; or (B) propose an amendment of the Restated Articles, shall be, respectively, the close of business on the day on which the request for a meeting or petition proposing an amendment of the Restated Articles is filed with the Secretary of the Corporation.

(iii) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Certification by Nominee. The Board of Directors may adopt a procedure whereby a shareholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The resolution of the Board of Directors may set forth: (i) the classification of shareholder who may certify; (ii) the purpose or purposes for which the certification may be made; (iii) the form of certification and information to be contained therein; (iv) if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and (v) such other provisions with respect to the procedure as are deemed necessary or desirable. Upon receipt by the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the shareholder making the certification.

(d) Record Holders of Shares. The Corporation shall be entitled to treat the person in whose name any share or shares of the Corporation stand on the books of the Corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

Section 5-4. Lost, Stolen or Destroyed Share Certificates. Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, destroyed, mislaid or wrongfully taken certificate shall (a) give to the Corporation such person’s bond of indemnity with an acceptable surety, and (b) satisfy such other requirements as may be imposed by the Board of Directors. Thereafter, a new share certificate shall be issued to the registered owner or such person’s assigns in lieu of the alleged lost, destroyed, mislaid or wrongfully taken certificate, provided that the request therefor and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

Section 5-5. Uncertificated Shares. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be issued or represented by uncertificated shares except that such a provision shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.

ARTICLE VI — NOTICES; COMPUTING TIME PERIODS

Section 6-1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these Bylaws, the Restated Articles or otherwise, the notice shall specify the time and geographic location, if any, of the meeting; in the case of a special meeting of shareholders or where otherwise required by law or these Bylaws (including Section 9-1 hereof), the general nature of the business to be transacted at such meeting; and any other information required by law.

Section 6-2. Method of Notice. Any notice required to be given to any person under the provisions of the Restated Articles or these Bylaws shall be given to the person either personally or by sending a copy thereof (i) by first class or express mail, postage prepaid, or courier service, charges prepaid, to such person’s postal address appearing on the books of the Corporation or, in the case of a director, supplied by such director to the Corporation for the purpose of notice or (ii) by facsimile transmission, e-mail or other electronic communication to such person’s facsimile number or address for e-mail or other electronic communications supplied by such person to the Corporation for the purpose of notice. Notice pursuant to clause (i) in the preceding sentence shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person, and notice pursuant to clause (ii) in the preceding sentence shall be deemed to have been given to the person entitled thereto when sent. Except as otherwise provided herein, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary.

Section 6-3. Computing Time Periods.

(a) Days to Be Counted. In computing the number of days for purposes of these Bylaws, all days shall be counted, including Saturdays, Sundays and Holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or Holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or Holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted.

(b) One Day’s Notice. In any case where only one day’s notice is being given, notice must be given at least twenty-four hours in advance of the time specified for the meeting in question.

Section 6-4. Waiver of Notice. Whenever any notice is required to be given by law or the Restated Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 6-5. Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the PBCL or the Restated Articles or these Bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose. Where no notice of the purpose of a meeting is required to be given under the provisions of the PBCL or the Restated Articles or these Bylaws, a resolution that enlarges the original purpose of a previously-transmitted draft is permissible and the foregoing provision of this Section 6-5 shall not be applicable.

Section 6-6. Bulk Mail. If the Corporation has more than thirty shareholders, notice of any regular or special meeting of the shareholders, or any other notice required by the PBCL or by the Restated Articles or these Bylaws to be given to all shareholders or to all holders of a class or a series of shares, may be given by any class of post-paid mail if the notice is deposited in the United States mail at least twenty days prior to the day named for the meeting or any corporate or shareholder action specified in the notice.

Section 6-7. Shareholders without Forwarding Addresses. Notice or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than twenty-four consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever the shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

ARTICLE VII — LIMITATION OF DIRECTORS’ LIABILITY AND

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 7-1. Limitation of Liability. No director or officer of the Corporation shall be personally liable for monetary damages as such for any action taken or any failure to take any action unless: (a) the director or officer has breached or failed to perform the duties of such director’s or officer’s office under the PBCL, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this Section 7-1 shall not apply to the responsibility or liability of a director or officer pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or federal law.

Section 7-2. Indemnification and Insurance.

(a) Indemnification of Directors and Officers.

(i) Each Indemnitee (as defined below) shall be indemnified and held harmless by the Corporation for all actions taken by such Indemnitee and for all failures to take action (regardless of the date of any such action or failure to take action) to the fullest extent permitted by Pennsylvania law against all expense, liability and loss (including without limitation attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Indemnitee in connection with any Proceeding (as defined below). No indemnification pursuant to this Section 7-2 shall be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

(ii) The right to indemnification provided in this Section 7-2 shall include the right to have the expenses reasonably incurred by the Indemnitee in defending any Proceeding paid by the Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law; provided that, if Pennsylvania law continues so to require, the payment of such expenses incurred by the Indemnitee in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of the Indemnitee, to repay all amounts so advanced without interest if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified under this Section 7-2 or otherwise.

(iii) Indemnification pursuant to this Section 7-2 shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of such person’s heirs, executors and administrators.

(iv) For purposes of this Article VII, (A) “Indemnitee” shall mean each current or former director and current or former officer of the Corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving in any capacity at the request or for the benefit of the Corporation as a director, officer, employee, agent, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise; and (B) “Proceeding” shall mean any threatened, pending or completed action, suit or proceeding (including without limitation an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative, investigative or through arbitration. If a director or officer of this Corporation serves as a director, officer, employee, agent, partner or fiduciary of another entity and (a) this Corporation has at least 50% equity in such other entity and such person has no equity interest in such other entity or (b) such other entity is directly or indirectly controlled by this Corporation, such person shall be presumed (unless this Corporation produces clear and convincing evidence to the contrary) to be serving in the position with the other entity at the request and for the benefit of this Corporation.

(b) Indemnification of Employees and Other Persons. The Corporation may, by action of its Board of Directors and to the extent provided in such action, indemnify employees and other persons as though they were Indemnitees. Directors and officers of entities which have merged into, or have been consolidated with, or have been liquidated into, the Corporation shall not be Indemnitees with respect to Proceedings involving any action or failure to act of such director or officer prior to the date of such merger, consolidation or liquidation, but such persons may be indemnified by the Board of Directors pursuant to the first sentence of this Section 7-2(b).

(c) Claims for Indemnification and Advancement of Expenses. To the extent that a representative of the Corporation has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, the Corporation shall indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. If indemnification under this Section 7-2 or advancement of expenses are not made or paid by the Corporation, or on its behalf, within ninety days after a written claim for indemnification or a request for an advancement of expenses by an

Indemnitee has been received by the Corporation, such Indemnitee may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and/or the advancement of expenses. The right to indemnification and advancement of expenses provided hereunder shall be enforceable by an Indemnitee in any court of competent jurisdiction, and if indemnification and/or advancement of expenses is obtained by an Indemnitee in whole or in part, the expenses reasonably incurred by such Indemnitee in connection with obtaining such indemnification and/or advancement of expenses shall also be indemnified by the Corporation.

(d) Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses provided in this Article shall not be exclusive of any other rights that any person may have or hereafter acquire under any statute, provision of the Restated Articles or Bylaws, agreement, vote of shareholders or directors, or otherwise.

(e) Insurance. The Corporation may purchase and maintain insurance, at its expense, for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person under Pennsylvania or other law. The Corporation may also purchase and maintain insurance to insure its indemnification obligations whether arising hereunder or otherwise.

(f) Fund for Payment of Expenses. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Restated Articles, by agreement, vote of shareholders or directors, or otherwise.

Section 7-3. Amendment. The provisions of this Article VII relating to the limitation of directors’ or officers’ liability, to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section 7-3. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article VII which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not reduce any limitation on the personal liability of a director or officer of the Corporation, or limit the rights of an Indemnitee to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws, no repeal or amendment of these Bylaws shall affect any or all of this Article VII so as either to reduce the limitation of directors’ or officers’ liability or limit indemnification or the advancement of expenses in any manner unless adopted by (a) the unanimous vote of the directors of the Corporation then serving, or (b) the affirmative vote of shareholders entitled to cast not less than a majority of the votes that all shareholders are entitled to cast in the election of directors; provided that no such amendment shall have retroactive effect inconsistent with the preceding sentence.

Section 7-4. Changes in Pennsylvania Law. References in this Article VII to Pennsylvania law or to any provision thereof shall be to such law as it existed on the date this Article VII was adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the Corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Article VII shall continue.as theretofore to the extent permitted by law; and (b) if such change permits the Corporation without the requirement of any further action by shareholders or directors to limit further the liability of directors or officers or to provide broader indemnification rights or rights to the advancement of expenses than the Corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE VIII — FISCAL YEAR

Determination of Fiscal Year. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

ARTICLE IX — AMENDMENTS

Section 9-1. Amendment by Shareholders. Except as otherwise expressly provided in Section 7-3 hereof, the shareholders entitled to vote thereon shall have the power to alter, amend, or repeal these Bylaws, by the vote of a majority of the votes cast at a duly convened regular or special meeting of shareholders. In the case of a meeting of shareholders to amend or repeal these Bylaws, notice shall be given to each shareholder entitled to vote thereon that the purpose, or one of the purposes, of the meeting is to consider the adoption, amendment or repeal of these Bylaws.

Section 9-2. Amendment by Board of Directors. Except as otherwise expressly provided in Section 7-3 hereof, the Board of Directors (but not a committee thereof), shall have the power to alter, amend, and repeal these Bylaws, regardless of whether the shareholders have previously adopted the Bylaw being amended or repealed, subject to the power of the shareholders to change such action, provided that the Board of Directors shall not have the power to amend these Bylaws on any subject that is expressly committed to the shareholders by the express terms hereof, by Section 1504 of the PBCL or otherwise.

Section 9-3. Provisions of Bylaws in Conflict with Law or Regulation. The provisions of these Bylaws are severable, and if the Board of Directors shall determine, with the advice of counsel, that any one or more of the provisions contained herein are in conflict with any laws or regulations, then such conflicting provisions shall be deemed never to have constituted a part of these Bylaws, and the Board of Directors shall cause these Bylaws to be amended in accordance with Section 9-1 and 9-2; provided, however, that this determination shall not affect or impact any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted (including but not limited to the election of the Directors) prior to such determination. The Board of Directors shall not be liable for the failure to make any determination under this Section 9-3. If any provision of these Bylaws shall be held invalid or unenforceable, the invalidity or unenforceability shall attach only to that provision and shall not in any manner affect or render invalid or unenforceable any other provision, and these Bylaws shall be carried out as if the invalid or unenforceable provision was not present.

ARTICLE X — FORUM FOR ADJUDICATION OF DISPUTES

Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the PBCL, or (iv) any action asserting a claim peculiar to the relationships among or between the Corporation and its officers, directors and shareholders, shall be a state or federal court located within the County of Chester in the Commonwealth of Pennsylvania, in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.

ARTICLE XI — INTERPRETATION OF BYLAWS; SEPARABILITY

Section 11-1. Interpretation. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the PBCL. If any provision of these Bylaws shall be inconsistent with any provision of the Restated Articles, the provision of the Restated Articles shall prevail first. Where any provision of these Bylaws refers to a rule or a process as set forth in these Bylaws, the reference shall be construed to include and be satisfied by any rule or process on the same subject set forth in the Restated Articles.

Section 11-2. Separability. The provisions of these Bylaws are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

ARTICLE XII — DETERMINATIONS BY THE BOARD

Effect of Board Determinations. Any determination involving interpretation or application of these Bylaws made in good faith by the Board of Directors shall be final, binding and conclusive on all parties in interest.

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